SUBSIDIARIES OF CBS INC.*


                                                % of Voting
                                 State or       Shares Held by
                                 Country of     Immediate Con-
                                 Incorporation  trolling Parent
                                 -------------  ---------------

Amadea Film Productions, Inc.    Texas          l00
Aspenfair Music, Inc.            California     l00
Bala Cynwyd Associates**         Pennsylvania    50
Beverlyfax Music, Inc.           California     l00
Black Rock Enterprises Inc.      New York       100
Caroline Film Productions, Inc.  California     100
CBS Broadcast International of   Canada         100
  Canada Limited
CBS Broadcast Services Ltd.      England        100
  CBS Pension Trustees U.K.      England               100
CBS FMX Stereo Inc.              New York       l00
CBS/FOX Company, The**           New York        50
CBS News Communications Inc.     New York       100
CBS News Special Projects Inc.   New York       100
CBS Overseas Inc.                New York       100
CBS Urban Renewal Corporation    New Jersey     l00
Columbia Television, Inc.        New York       l00
Erica Film Productions, Inc.     California     100
Granite Holdings Inc.            New York       100
Katy Film Productions, Inc.      North Carolina 100
Lauren Film Productions, Inc.    New York       100
Meadowlands Parkway Associates** New Jersey      50
Midwest Sports Channel Inc.      Minnesota      l00
Network Television Association*** Delaware       33.33
Radford Productions Limited      England        100
Radford Studio Center Inc.       California     100
Station Holdings A Inc.          Delaware       100
  Station Partners**             Delaware                1
Station Holdings B Inc.          Delaware       100
  Station Partners**             Delaware               99

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*    Inactive subsidiaries of the Registrant are not included in this listing.
**   General partnership
***  Non-profit trade association